        As filed with the Securities and Exchange Commission on May 15, 1998
                                                 Registration No. 33-__________


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8
              Registration Statement Under the Securities Act of 1933

                                 IFR SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)


DELAWARE                                               48-1197645
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification Number)


10200 WEST YORK STREET, WICHITA, KANSAS                67215-8935
(Address of principal executive offices)               (Zip Code)


                                 IFR SYSTEMS, INC.
                          1996 INCENTIVE STOCK OPTION PLAN
                              (Full title of the plan)


ALFRED H. HUNT, III                                COPIES TO:
President and Chief Executive Officer              BENJAMIN C. LANGEL
IFR Systems, Inc.                                  Foulston & Siefkin L.L.P.
10200 West York Street                             700 NationsBank Financial
Wichita, Kansas  67215-8935                        Center
(Name and address of agent for service)            Wichita, Kansas  67202


                                    316-522-4981
                         (Telephone Number, including Area
                            Code, of Agent for Service)

                          CALCULATION OF REGISTRATION FEE


                                                                            Proposed
                                                  Proposed                  maximum
Title of securities           Amount to be     maximum offering       aggregate offering          Amount of
to be registered              registered         price per unit  (1)        price  (2)         registration fee
Common Stock                  600,000 shares      $20.28125               $12,168,750.00            $3,600.00
Par Value - $.01 Per Share

(1) The average of the high and low prices reported in the consolidated reporting system on May 11, 1998.

(2)  Calculated pursuant to SEC Rule 457(h).


Exhibit Index is located on page 10 of manually signed original.

                                       PART I

                     INFORMATION REQUIRED IN THE SECTION 10(a)
                                     PROSPECTUS

     The documents containing the information about the IFR Systems, Inc. 1996 Incentive Stock Option Plan (the "Plan") specified in Part I of Form S-8 will be sent or given to eligible employees as specified by Securities and Exchange Commission ("SEC") Rule 428(b)(1). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933. All such documents will be dated and maintained in a "prospectus file" as required by SEC Rule 428(a) and will contain the following legend in a conspicuous place as directed by SEC Rule 428(b)(1):

          This document (or specifically designated portions of this document) constitutes (constitute) part of a prospectus covering securities that have been registered under the Securities Act of 1933.




                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


     The following documents filed with the SEC by IFR Systems, Inc. (the "Registrant") are hereby incorporated by reference, as of their respective dates, in this Registration Statement, except to the extent that any statement therein is modified, superseded, or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30,
               1997;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September, 30, 1997;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 1997;

     (d)       The Registrant's Current Report on Form 8-K, dated January 30,
               1998;

     (e)       The Registrant's Current Report on Form 8-K, dated February 6,
               1998;

     (f) The Registrant's Amendment No. 1 to Current Report on Form 8-K/A dated February 6, 1998;

     (g) The Registrant's Amendment No. 2 to Current Report on Form 8-K/A dated February 6, 1998;

     (h) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

     (i) From the date of filing of such documents, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since June 30, 1997; and

     (j) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, filed February 12, 1986, including any amendment or report filed for the purpose of updating such description.


All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.


Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


As authorized by Section 145 of the General Corporation Law of the State of Delaware, the Registrant's Certificate of Incorporation provides indemnification of officers and directors against liabilities and expenses, including attorneys fees, if such a person is involved in legal actions, whether civil, criminal, administrative or investigative, by reason of the fact he is or was a director or officer of the corporation or is serving at the request of the corporation in certain other capacities. Article V of the Registrant's Amended and Restated Certificate of Incorporation provides that such indemnity shall be given to the maximum extent permitted by Delaware law. Indemnification is generally permitted by Delaware law so long as the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful.

The Registrant has also entered into contractual commitments to indemnify officers and directors pursuant to a form of Indemnification Agreement that was ratified and approved by the Registrant's stockholders in November 1989. Such Indemnification Agreements: (i) confirm the indemnity provided to the Indemnitees by the Certificate and give them assurances that such indemnity will continue to be provided despite future changes in the Certificate and (ii) provide that, subject to certain important exceptions, the Indemnitees shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred or paid by them in any action or proceeding, including any action by or in the right of the Registrant, on account of their service as a director or officer of the Registrant or their service in certain other capacities when undertaking such service at the request of the Registrant. The Indemnification Agreements further provide that expenses incurred by the Indemnitees in such cases shall be paid in advance, subject to the Indemnitees' obligation to reimburse the Registrant in the event it is ultimately determined that they are not entitled to be indemnified for such expenses under any of the provisions of the indemnification Agreements.

No indemnification is provided under the Indemnification Agreements on account of conduct which is adjudged to be deliberately dishonest and material to establishing the liability for which indemnification is sought. In addition, no indemnification is provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the Securities Exchange Act of 1934 ("1934 Act"), or of any similar statutory provision, or on account of any remuneration, personal profit, or advantage which is adjudged to have been obtained in violation of law. The Indemnification Agreements also contain provisions designed to protect the Registrant from unreasonable settlements or redundant legal expenditures.

Section 145 of the Delaware Corporation Law specifically authorizes certain types of indemnity, but is not exclusive and expressly allows corporation to provide addition indemnities. The Indemnification Agreements provide substantially broader indemnification than Section 145. One significant difference is that, under the Indemnification Agreements, indemnification is provided in respect of judgments and amount paid in settlement of actions by or on behalf of the Registrant (except under the circumstances noted above), while under Section 145 indemnification generally is permitted ONLY with respect to EXPENSES of such action under certain circumstances. Also, under
Section 145 amounts may generally be paid as indemnification only if an independent determination is made in each specific case that under the circumstances the individual claiming indemnity has met certain standards of conduct relating to acting in good faith and in the best interests of the Registrant. Under the terms of the Indemnification Agreements a determination that a director or officer has met these standards is not required for such indemnification although, as noted above, the Indemnification Agreements exclude indemnification for conduct which is adjudged to be deliberately dishonest.

The Indemnification Agreements also provide for contribution by the Registrant, with certain exceptions, to amounts paid by the Indemnitees in any situation in which the Registrant and such individuals are jointly liable (or would be if the Registrant were joined in the litigation) if for any reason indemnification is not available. The amount of such contribution would be determined by the Board of Directors, with consideration being given to the relative benefits to the Registrant and the individuals of the transaction from which liability arose, and the relative fault in the transaction of the Registrant and the individuals. This provision could be applicable in the event a court found that indemnification under the federal securities laws is against public policy and thus not enforceable, as well as in other cases. As is the case with the Indemnification Agreements in general, the enforceability of the contribution provisions of such agreements has not been tested in court and may be limited by public policy considerations. Moreover, since the contribution provisions and the indemnification provisions have similar effects, namely, to provide monetary assistance to an officer or director in defense of a claim against him, it is possible that if a court were to find the indemnification provisions unenforceable, it would likewise find the contribution provisions unenforceable as well.

Pursuant to a policy of directors' and officers' liability insurance having limits of $10,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of the policy, against liability for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their capacities as directors or officers of the Registrant.

The foregoing indemnification rights would apply to liabilities arising or alleged to have arisen under the federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Registrant pursuant to the foregoing provisions, Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Paragraph (l) of Article II of Registrant's Amended and Restated Certificate of Incorporation provides that no director of Registrant shall be held personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improperly paid dividends or stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable


ITEM 8.  EXHIBITS.

The following exhibits are filed as a part of this Form S-8 Registration
Statement:


Exhibit
        No.         Description
     -------        -----------
     4(a)      IFR Systems, Inc. 1996 Incentive Stock Option Plan.
               (Exhibit A of the Registrant's 1996 Proxy Statement as filed on
               September 23, 1996; File No. 0-14224)*

     4(b)      Form of Stock Option Agreement.

     5         Opinion of Foulston & Siefkin L.L.P.

     24(a) The consent of Foulston & Siefkin L.L.P. is included in their opinion filed as
               Exhibit 5 hereto.

     24(b)     Consent of Ernst & Young LLP.

     25        Power of Attorney (included on signature page).
     _____
       *       Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.


(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
          (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on May 15, 1998.


                              IFR SYSTEMS, INC.


                              By _____________________________________
                                    Alfred H. Hunt, III
                                    President and Chief Executive Officer





                                 POWER OF ATTORNEY


Each person whose signature appears below hereby constitutes and appoints Alfred
H. Hunt, III, and Jeffrey A. Bloomer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following officers and directors of the Registrant in the capacities and on the dates indicated.


     Signature                     Title                              Date
     ---------                     -----                              -----
/s/ Alfred H. Hunt, III
________________________________   Director, President and Chief
Alfred H. Hunt, III                Executive Officer
                                   (Principal Executive Officer
                                   Of the Registrant)             May 15, 1998


/s/ Jeffrey A. Bloomer
________________________________   Treasurer and Chief
Jeffery A. Bloomer                 Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)            May 15, 1998


/s/ Ralph R. Whitney, Jr.
________________________________   Chairman of the Board
Ralph R. Whitney, Jr.              of Directors                   May 15, 1998


/s/ Wilton W. Cogswell, III
________________________________   Director                       May 15, 1998
Wilton W. Cogswell, III


/s/ Donald L. Graf
________________________________   Director                       May 15, 1998
Donald L. Graf


/s/ Oscar L. Tang
________________________________   Director                       May 15, 1998
Oscar L. Tang

/s/ John V. Grose
________________________________   Director                       May 15,1998
John V. Grose


                                   EXHIBIT INDEX


                                                                   PAGE NO. IN
                                                                 MANUALLY SIGNED
     EXHIBIT         DESCRIPTION                                    ORIGINAL
        NO.
     4(a)      IFR Systems, Inc. 1996 Incentive Stock                 *
               Option Plan.


     4(b)      Form of Option Agreement for IFR Systems, Inc.
               1996 Incentive Stock Option Plan.                      11


     5         Opinion of Foulston & Siefkin L.L.P.                   19


     24(a) The consent of Foulston & Siefkin L.L.P. is included in their opinion filed as Exhibit 5 hereto.


     24(b)     Consent of Ernst & Young LLP.                          21


     25        Power of Attorney (included on signature page).

_____________
* Previously filed with the Securities and Exchange Commission and incorporated herein by reference